UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 23, 2009 (March 23, 2009)

Endo Pharmaceuticals Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Endo Boulevard

Chadds Ford, PA 19317

(Address of principal executive offices)

Registrant’s telephone number, including area code: (610) 558-9800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Supplemental Contingent Stock Rights Agreements

Endo Pharmaceuticals Holdings Inc. (“Endo”) entered into (i) a Supplemental Octreotide Contingent Stock Rights Agreement, dated as of March 23, 2009 (the “Supplemental Octreotide CSR Agreement”), (ii) a Supplemental Stent Contingent Stock Rights Agreement, dated as of March 23, 2009 (the “Supplemental Stent CSR Agreement”) and (iii) a Supplemental Supprelin Contingent Stock Rights Agreement, dated as of March 23, 2009 (the “Supplemental Supprelin CSR Agreement” and, together with the Supplemental Octreotide CSR Agreement and the Supplemental Stent CSR Agreement, the “Supplemental CSR Agreements”), each with American Stock Transfer & Trust Company, as paying agent (the “Paying Agent”).

On April 17, 2007, in connection with the acquisition by Endo Pharmaceuticals Solutions Inc. (formerly Indevus Pharmaceuticals, Inc.) (“Indevus”) of Valera Pharmaceuticals, Inc. (“Valera”), Indevus and the Paying Agent entered into certain contingent stock rights agreements (the “Contingent Stock Rights Agreements”) to confer certain contingent rights to receive shares of Indevus’ common stock, par value $0.001 (the “Shares”) upon the holders of the common stock of Valera in partial consideration for such transaction.

The Supplemental CSR Agreements provide, among other things, that in the event that Shares would be issuable pursuant to any of the Contingent Stock Rights Agreements, Endo will not issue Shares, but rather will issue to each holder of contingent stock rights the consideration that such holder would have been entitled to receive pursuant to the Agreement and Plan of Merger, dated as of January 5, 2009 (as amended, the “Merger Agreement”), by and among Endo, BTB Purchaser Inc., a Delaware corporation and wholly owned subsidiary of Endo (“Purchaser”) and Indevus had such Contingent Stock Rights been exercised for Shares immediately prior to the merger of Purchaser with and into Indevus (the “Merger”).

The foregoing description of the Supplemental CSR Agreements is not complete and is qualified in its entirety by reference to the full text of (i) the Supplemental Octreotide CSR Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein, (ii) the Supplemental Stent CSR Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference herein and (iii) the Supplemental Supprelin CSR Agreement, a copy of which is filed as Exhibit 10.3 hereto and is incorporated by reference herein.

Supplemental Indenture

Indevus, Endo and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) as trustee (the “Trustee”) entered into a first supplemental indenture, dated as of March 23, 2009 (the “ Supplemental Indenture”), to the indenture, dated as of August 6, 2007 (the “Indenture”), between the Indevus and the Trustee, pursuant to which Indevus’ 6.25% Convertible Senior Notes due 2009 were issued (the “Notes”). The Supplemental Indenture provides that, as of the effective time of the Merger, each $1,000 aggregate principal amount of Notes surrendered in accordance with Article IX of the Indenture, subject to adjustment on the same terms as provided in Article IX of the Indenture, will be convertible into (i) an amount in cash equal to the product of (x) $4.50 and (y) a number equal to 1,000 divided by the conversion price immediately prior to the effective time of the Merger and (ii) contractual rights to receive certain contingent payments of up to an additional $450.7212 of cash, as set forth in the Supplemental Indenture.

The foregoing description of the Supplemental Indenture is not complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture, a copy of which is filed as Exhibit 10.4 to this Form 8-K and is incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 23, 2009, Endo completed its of acquisition of Indevus. Endo acquired Indevus through a tender offer (the “Offer”) and subsequent Merger. The Offer expired at 5:00 pm, New York City time, on February 20, 2009. Endo then announced the commencement, and later the extension, of a subsequent offering period, which expired at 5:00 pm, New York City time, on March 18, 2009. The depositary for the Offer advised Endo that approximately 70,856,245 Shares had been validly tendered in the Offer (including the subsequent offering period). These Shares, together with the Shares beneficially owned by Endo and its wholly owned subsidiaries, represented approximately 89.155% of the outstanding Shares. All Shares that were validly tendered in the Offer and not properly withdrawn were accepted for payment and purchased by Purchaser.

On March 23, 2009, Purchaser exercised the “top-up” option granted to Purchaser pursuant to the Merger Agreement and purchased 11,306,421 newly-issued shares directly from Indevus for the same consideration as was paid to Indevus stockholders pursuant to the Offer. Following the exercise of the “top-up” option, Purchaser owned more than 90% of the Shares, and consummated the Merger under applicable Delaware law, without any action by Indevus’ stockholders. Upon completion of the Merger, Indevus became a wholly owned subsidiary of Endo.

As a result of the Merger, all outstanding Shares, other than those held by holders who properly demand and perfect appraisal rights, have been cancelled and converted into the right to receive the same $4.50 per Share in cash and the non-transferable contractual right to receive up to an additional $3.00 per Share in cash payable in the future upon achievement of certain regulatory and sales milestones as was paid to Indevus stockholders pursuant to the Offer.

The total cost to acquire all outstanding Shares pursuant to the Offer and the Merger will be up to approximately $623.9 million, which is comprised of $351.0 million in initial cash consideration in respect of the Shares, contractual rights to up to approximately $234.6 million in contingent cash consideration payments and up to approximately $37.4 million in respect of the outstanding and unexercised options to acquire Shares. As of the date hereof, Endo has paid the entire cost of (i) the initial cash consideration in respect of the Shares and (ii) the outstanding unexercised options. Endo funded the acquisition through cash on hand. Endo has funded an escrow account with $175.0 million in respect of certain amounts that may be payable under the Contingent Cash Consideration Agreements (as defined in the Merger Agreement) and, in the event that the related regulatory and milestones occur, will pay the remaining amounts owed promptly.

Indevus common stock ceased trading on NASDAQ at market close on March 23, 2009. Upon effectiveness of the Merger Indevus changed its name to Endo Pharmaceuticals Solutions Inc.

The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by Endo with the Securities and Exchange Commission (“SEC”) as Exhibit 10.1 to the Current Report on Form 8-K filed on January 5, 2009 (as amended by Amendment No. 1 to the Merger Agreement, which was filed by Endo with the SEC as Exhibit 10.1 to the Current Report on Form 8-K filed on January 7, 2009 and Amendment No. 2 to the Merger Agreement, which was filed by Endo with the SEC as Exhibit 2.1 to the Current Report on Form 8-K filed on February 6, 2009).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 under the heading “Supplemental Indenture” is incorporated herein by reference.

Item 8.01.	Other Events.

On March 23, 2009, Endo issued a press release announcing the consummation of the Merger. The press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Supplemental Octreotide CSR Agreement, dated as of March 23, 2009, by and between Endo and the Paying Agent
10.2	Supplemental Stent CSR Agreement, dated as of March 23, 2009, by and between Endo and the Paying Agent
10.3	Supplemental Supprelin CSR Agreement, dated as of March 23, 2009, by and between Endo and the Paying Agent
10.4	Supplemental Indenture, dated as of March 23, 2009, by and between Indevus and the Trustee (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Indevus with the SEC on March 23, 2009)
99.1	Press Release of Endo, dated March 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC. (Registrant)

By:	/s/ CAROLINE B. MANOGUE
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer & Secretary

Dated: March 23, 2009

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Supplemental Octreotide CSR Agreement, dated as of March 23, 2009, by and between Endo and the Paying Agent
10.2	Supplemental Stent CSR Agreement, dated as of March 23, 2009, by and between Endo and the Paying Agent
10.3	Supplemental Supprelin CSR Agreement, dated as of March 23, 2009, by and between Endo and the Paying Agent
10.4	Supplemental Indenture, dated as of March 23, 2009, by and between Indevus and the Trustee (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Indevus with the SEC on March 23, 2009)
99.1	Press Release of Endo, dated March 23, 2009